                                                             EXHIBIT (H)(16)(B)

                                THIRD AMENDMENT
                                      TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                            PUTNAM VARIABLE TRUST,
                 PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
                                      AND
                    AMERICAN GENERAL LIFE INSURANCE COMPANY

   THIS THIRD AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of October 1, 2007, amends the Participation Agreement dated as of June 1, 1998, as amended February 1, 2000 and November 1, 2000 among AMERICAN GENERAL LIFE INSURANCE COMPANY ("Company"), a Texas corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A, as such Schedule may be amended from time to time (each such account hereinafter referred to as the "Account"), PUTNAM VARIABLE TRUST ( the "Trust"), a Massachusetts business trust, and PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP (FORMERLY KNOWN AS PUTNAM RETAIL MANAGEMENT, INC.) (THE "UNDERWRITER"), a Massachusetts limited partnership (the "Agreement"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

                               WITNESSETH THAT:

   WHEREAS, pursuant to the Agreement, the Trust has established Authorized Funds, as set forth in Schedule B hereto, as such schedule may be amended from time to time, to set aside and invest assets attributable to the Contracts;

   WHEREAS, the Company desires that additional Authorized Funds be made available to set aside and invest assets attributable to the Contracts; and

   NOW, THEREFORE, in consideration of the mutual promises herein, the Company, the Trust and Underwriter agree as follows:

1. The Agreement shall be amended to include Schedule B in the form attached hereto and incorporated therein.

2. Except as amended hereby, the Agreement is hereby ratified in all respects.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in its name and on behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY
By its authorized officer,

         By:
                 --------------------------
         Name:
                 --------------------------
         Title:
                 --------------------------

ATTEST:

         By:
                 --------------------------
         Name:
                 --------------------------
         Title:
                 --------------------------

         (Corporate Seal)

PUTNAM VARIABLE TRUST
By its authorized officer,

         By:
                 --------------------------
         Name:
                 --------------------------
         Title:
                 --------------------------

PUTNAM RETAIL MANAGEMENT LIMITED
PARTNERSHIP
(formerly known as Putnam Retail
Management, Inc.)
By its authorized officer,

         By:
                 --------------------------
         Name:
                 --------------------------
         Title:
                 --------------------------

                                                                     SCHEDULE B

                               Authorized Funds
                            (As of October 1, 2007

                                                             SERVICE FEE RATE
FUND                                                         (PER ANNUM RATE)
----                                                         ----------------
PVT Diversified Income Fund- Class IA.......................        N/A
PVT Growth & Income Fund- Class IA..........................        N/A
PVT International Growth & Income Fund- Class IA............        N/A
PVT Vista Fund- Class IA....................................        N/A
PVT Voyager Fund- Class IA..................................        N/A
PVT Small Cap Value Fund- Class IA..........................        N/A
PVT Diversified Income Fund- Class IB.......................       ____%
PVT Growth & Income Fund- Class IB..........................       ____%
PVT International Growth & Income Fund- Class IB............       ____%
PVT Vista Fund- Class IB....................................       ____%
PVT Voyager Fund- Class IB..................................       ____%
PVT Small Cap Value Fund- Class IB..........................       ____%